EXHIBIT K(2)

CONSENT OF DAVID C. HOLMAN, ESQUIRE

I hereby consent to the reference to my name under the heading “Legal Matters” in the Statement of Additional Information included in Post-Effective Amendment No. 15 to the Registration Statement on Form N-6 for certain flexible premium variable universal life insurance policies issued through American Family Variable Account I of American Family Life Insurance Company (File No. 333-44956).

/s/David C. Holman
David C. Holman Chief Legal Officer

April 20, 2012